UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2018

MEDOVEX CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36763	46-3312262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2380 Old Milton Parkway
Alpharetta, Georgia	30009
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (844) 633-6839

Copies to:

Arthur S. Marcus, Esq

Sichenzia Ross Ference LLP

1185 Avenue of the Americas

37th Floor

New York, New York 10036

(212) 930-9700

(212) 930-9725 (fax)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 21, 2018, Medovex Corp. (the “Company”) entered into a Second Amended Warrant Agreement (the “Amended Warrant Agreement”) with Issuer Direct Corporation, fka Interwest Transfer Co., (the “Warrant Agent”). The Company and the Warrant Agent entered into the original Warrant Agreement on December 24, 2014 in connection with the Company’s initial public offering of its units (the “Original Warrant Agreement”) and entered into the first Amended Warrant Agency Agreement on February 4, 2016. The Warrant Agreement, as amended, set forth the terms of the warrants (the “Warrants”) included in the Company’s units and appointed the Warrant Agent to act as warrant agent for the Warrants.

The Company and the Warrant Agent entered into the Second Amended Warrant Agreement in order to amend 3.2 of the Warrant Agreement, as amended, to change the Expiration Date from December 24, 2018 to December 24, 2019.

The foregoing description of the Second Amended Warrant Agreement is qualified in its entirety by reference to the Second Amended Warrant Agreement, a copy of which is attached hereto as Exhibit 4.1 and is hereby incorporated by reference into this Item 1.01.

Item 3.03 Material Modification to Right of Security Holders

As set forth in Item 1.01 above, the Company amended the forms of their publicly traded Warrants to increase the duration of the Warrants for one year until December 24, 2019.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

4.1	Second Amended Warrant Agreement by and between the Company and Issuer Direct Corporation dated December 21, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDOVEX CORP.

Date: December 21, 2018	By:	/s/ William Horne
William Horne
Chief Executive Officer